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                                                                   EXHIBIT 10.47


                      SEVERANCE AND NONCOMPETE AGREEMENT
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          THIS SEVERANCE AND NONCOMPETE AGREEMENT (this "Agreement"), dated effective as of December 31, 1996, is between Colorado Greenhouse, Inc., a Delaware corporation (the "Company"), and Matthew Brian Cook ("Employee").

          In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          1.   Employment.  The Company hereby employs Employee and Employee
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hereby agrees to be employed by the Company for the period and upon the terms and conditions hereinafter set forth.

          2.   Capacity and Duties. Employee shall be employed by the Company as
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its Chief Operating Officer or in such other executive capacity as the board of directors shall determine. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability, under the direction of the board of directors and the duly elected officers of the Company. Employee shall devote his entire working time, attention and energies to the business of the Company. His actions shall at all times be such that they do not discredit the Company or its products and services. Except for his involvement in personal investments, Employee shall not engage in any other business activity or activities that require significant personal services by Employee that, in the judgment of the board of directors, may conflict with the proper performance of Employee's duties hereunder.
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          3.   Compensation.
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               (a)  For all services rendered by Employee, the Company shall pay
Employee during the term of this Agreement an annual salary as set forth herein, payable semimonthly in arrears. Employee's initial annual salary shall be $120,000. During the term of this Agreement, the amount of Employee's annual salary shall be reviewed at periodic intervals and, upon agreement of the parties hereto, appropriate adjustments in such salary may be made.

               (b) In addition to salary payments as provided in Section 3(a), the Company shall provide Employee, during the term of this Agreement, with the benefits of such insurance plans, hospitalization plans and other employee fringe benefit plans as shall be generally provided to executive employees of the Company and for which Employee may be eligible under the terms and conditions thereof. Nothing herein contained shall require the Company to adopt or maintain any such employee benefit plans.

               (c) During the term of this Agreement, except as otherwise provided in Section 5(b), Employee shall be entitled to sick leave and annual vacation consistent with the Company's customary sick leave and vacation policies.

               (d) During the term of this Agreement the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in the performance of his duties under this Agreement upon presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

          4.   Term.  Unless sooner terminated in accordance with Section 5, the
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term of this Agreement shall be 1 year commencing on the date hereof, and thereafter shall continue from year to year unless and until either party shall give notice to the other at least 90 days prior to the

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end of the original or then current renewal term of his or its intention to terminate at the end of such term. The provisions of Sections 6, 7, 8 and 10 shall remain in full force and effect for the time periods specified in such Sections notwithstanding the earlier termination of this Agreement.

          5.   Termination.
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               (a)  If Employee dies during the term of this Agreement, the
Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs, and this Agreement shall be considered terminated on the last day of such month.

               (b) If, during the term of this Agreement, Employee is prevented from performing his duties by reason of illness or incapacity for a continuous period of 120 days, the Company may terminate this Agreement upon 30 days' prior notice thereof to Employee or his duly appointed legal representative. For the purposes of this Section 5(b), a period of illness or incapacity shall be deemed "continuous" notwithstanding Employee's performance of his duties during such period for continuous periods of less than 15 days in duration.

               (c) The Company may terminate this Agreement upon at least 30 days' prior notice to him upon the happening of any of the following events:

                    (i) the sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not then affiliates of the Company;

                    (ii) the sale, exchange or other disposition in one transaction of 80% or more of the outstanding voting stock of the Company to or with a person, firm or corporation not then an affiliate of the Company;

                    (iii) a bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders);

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                    (iv) the merger or consolidation of the Company in a
          transaction in which the shareholders of the Company receive less than 50% of the outstanding voting stock of the new or continuing corporation; or

                    (v) damage, destruction or other loss (including that caused by condemnation or similar proceedings) to the Company's facilities to such an extent that the Company is unable to conduct the ordinary course of its business for a continuous period of 90 days or more.

For purposes of this Agreement, the term "affiliate" or "affiliates" means a person, firm or corporation that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

               (d) The Company may terminate this Agreement at any time, upon 10 days' prior notice, for Employee's misconduct or gross negligence or for a material breach of any obligation created by this Agreement.

               (e) The Company may terminate this Agreement at any time for any or no reason upon payment to Employee of an amount equal to Employee's annual salary.

          6.   Confidential Information.
               ------------------------

               (a) Employee recognizes and acknowledges that the trade secrets, know-how and proprietary processes of the Company as may exist from time to time, as well as confidential business plans, strategies, concepts, prospects and financial data (collectively, the "Confidential Information") of the Company are valuable, special and unique assets of the business of the Company. Employee shall, at all times during his employment by the Company and thereafter, hold in strictest confidence any and all Confidential Information that may have come or may come into Employee's possession or within Employee's knowledge. Employee agrees that neither he nor any person or entity, directly or indirectly, controlled or under common control with the Employee will for any reason, except in the course of performing his duties

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hereunder or with the Company's prior express written consent, for himself or any other person, use or disclose to anyone, exclusive of Company employees, agents or independent consultants to the Company or any of its subsidiaries or affiliates, any Confidential Information; provided, however, that Employee may disclose Confidential Information which has become generally available to the public other than as a result of any act or failure to act by the Employee.

          (b) Employee covenants and agrees that he will, upon termination of this Agreement or, if later, upon termination of his employment with the Company, deliver to the Company any and all records, forms, contracts, studies, reports, appraisals, financial data, lists of names or other customer data, and any other articles or papers, computer tapes and materials that have come into his possession by reason of his employment with the Company, whether or not any of said items were prepared by him, and he shall not retain memoranda or copies of any of said items.

     7.   Covenants Not to Compete or Interfere.
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          (a)  During the term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of 18 months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not, within the United States, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any person, firm or entity that has services or products competitive with or similar to the services or products of the Company; provided, however, that nothing in this Agreement shall prohibit Employee from owning equity interests or securities in another firm or entity engaged in any activity that, if engaged in by Employee, would be prohibited hereunder, so long as the equity interests or securities so owned

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by Employee do not represent in the aggregate more than 10% of the aggregate voting power of all outstanding equity interests or securities in such firm or entity.

          (b) During the term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of 18 months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company to leave the employ of the Company, (ii) in any way interfere with the relationship between the Company and any employee or customer of the Company, (iii) directly or indirectly hire any employee of the Company to work for any person, firm or entity of or for which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere or attempt to interfere with any transaction in which the Company was involved during the term of this Agreement or his employment.

          (c) In consideration for Employee's agreement to be bound by the terms of this Section 7(a) and (b), the Company shall upon any expiration or termination of this Agreement (other than a termination under Section 5(d)), pay to Employee severance pay in an amount equal to Employee's annual salary as of the date of such termination or expiration.

     8.   Injunctive Relief. Upon a breach or threatened breach by Employee
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of any of the provisions of Sections 6 or 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

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          9.   Waiver of Breach.  A waiver by the Company of a breach of any
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provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

          10.  Severability. It is the desire and intent of the parties that the
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provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

          11.  Notices. All communications, requests, consents and other notices
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provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, addressed as follows:

                    (i) If to the Company: to its principal office at P.O. Box 309, Ft. Lupton, Colorado 80621;

                    (ii) If to Employee: to Matthew Brian Cook, 4845 Pearl East Circle, Suite 300, Boulder, Colorado 80301-2474;

or such other address as either party may hereafter designate by notice as herein provided. Notwithstanding the foregoing provisions of this Section 11, so long as Employee is employed by the Company any such communication, request, consent or other notice shall be deemed given if delivered as follows: if to the Company, by hand delivery to any executive officer of the Company, and if to Employee, by hand delivery to him.

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          12.  Governing Law.  This Agreement shall be governed by and construed
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and enforced in accordance with the laws of the State of Colorado.

          13.  Assignment.  The Company may assign its rights and obligations
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under this Agreement to any affiliate of the Company or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned, transferred or delegated by Employee.

          14.  Entire Agreement.  This Agreement sets forth the entire agreement
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and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.

          15.  Amendments.  No provision of this Agreement shall be altered,
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amended, revoked or waived except by an instrument in writing signed by the party sought to be charged with such amendment, revocation or waiver.

          16.  Binding Effect.  Except as otherwise provided herein, this
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Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

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          IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first above written.


                                   THE COMPANY:
                                   -----------

                                   Colorado Greenhouse, Inc., a Delaware
                                   corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                   EMPLOYEE:
                                   --------

                                   Matthew Brian Cook

                                   By:_____________________________________
                                      Matthew Brian Cook

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